Exhibit 23.4

Consent of Independent Petroleum Engineers
As independent petroleum engineers, we hereby consent to the incorporation by reference of our firm’s report letter dated January 30, 2024, respectively, prepared for the Company as of December 31, 2023, into this Amendment No. 1 to the Registration Statement on Form S-3 (the “Registration Statement”) of the Company, including any amendments thereto. We also hereby consent to the references to our firm contained in the Registration Statement, including in the prospectus under the heading “Experts.”

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
Houston, Texas
February 3, 2025